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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:  Benjamin Narasin
Fashionmall.com, Inc.
(775) 833-3233

            FASHIONMALL.COM TO PERMIT CONVERSION OF PREFERRED STOCK;
                     DIRECTORS DECLARE SPECIAL CASH DIVIDEND

NEW YORK, NY - July 9, 2002 - Fashionmall.com (NASDAQ National Market: FASH) announced today that it had agreed to permit TRG Net Investors LLC, an affiliate of Taubman Centers (NYSE: TCO), to convert its preferred stock into the 824,084 shares of common stock it was originally convertible into. The conversion period expired on May 26, 2001, but the Board approved the conversion to eliminate disputes that had impeded the Board's ability to maximize value to its stockholders by distributing some or all of its assets to its stockholders, making acquisitions or liquidating. Following the conversion of the preferred stock, Fashionmall has outstanding 7,290,881 shares of common stock and no shares of preferred stock remain outstanding.

Fashionmall also announced today that its Board of Directors has declared a special cash dividend in the amount of $3.75 per share of common stock, payable on August 1, 2002 to common stockholders of record on July 22, 2002.

Fashionmall.com, Inc. has historically operated multiple Internet properties within the fashion lifestyle segment and generated revenues from these properties by charging fees for the placement of either store links, advertising, content or other materials on the sites.

                                * * * * * * * * *

STATEMENTS IN THIS PRESS RELEASE RELATING TO FASHIONMALL.COM, INC.'S PLANS, OBJECTIVES, OR FUTURE PERFORMANCE ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS. FASHIONMALL.COM, INC.'S ACTUAL STRATEGIES AND RESULTS IN FUTURE PERIODS MAY DIFFER MATERIALLY FROM THOSE CURRENTLY EXPECTED DUE TO VARIOUS RISKS AND UNCERTAINTIES, INCLUDING THOSE DISCUSSED IN FASHIONMALL.COM, INC.'S 2001 FORM 10-KSB AND SUBSEQUENT 10QSB REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


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